As filed with the U.S. Securities and Exchange Commission on June 29, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SentinelOne, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7372	99-0385461
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
444 Castro Street, Suite 400
Mountain View, California 94041
(855) 868-3733
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Tomer Weingarten
Chairman of the Board of Directors, President, and Chief Executive Officer
SentinelOne, Inc.
444 Castro Street, Suite 400
Mountain View, California 94041
(855) 868-3733
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Cynthia Hess Steven Levine Ran Ben-Tzur David A. Bell Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Efraim Harari Chief Legal and Trust Officer SentinelOne, Inc. 444 Castro Street, Suite 400 Mountain View, California 94041 (855) 868-3733	Richard Kline Brian Paulson Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or Securities Act, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-256761
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class A common stock, $0.0001 par value per share	3,450,000	$35.00	$120,750,000	$13,174
(1)Represents only the additional number of shares being registered, including 450,000 additional shares that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-256761).
(2)The registration fee is calculated in accordance with Rule 457(a) under the Securities Act, based on the proposed maximum aggregate offering price. The registrant previously registered securities with an aggregate offering price not to exceed $1,177,600,000 on a Registration Statement on Form S-1, as amended (File No. 333-256761), which was declared effective by the U.S. Securities and Exchange Commission on June 29, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $120,750,000 is hereby registered, which includes the additional shares that the underwriters have the option to purchase to cover over-allotments, if any.
This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), SentinelOne, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-256761) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on June 3, 2021, and which the Commission declared effective on June 29, 2021.
The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of Class A common stock, $0.0001 par value per share (the “Class A common stock”), by 3,450,000 shares, 450,000 of which are subject to purchase upon the exercise of the underwriters’ option to purchase additional shares of the Registrant’s Class A common stock to cover over-allotments, if any. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.
The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (incorporated by reference to Registration Statement on Form S-1 (Registration No. 333-256761)).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California, on the 29th day of June, 2021.

SENTINELONE, INC.

By:	/s/ Tomer Weingarten
Tomer Weingarten
Chairman of the Board of Directors, President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tomer Weingarten	Chairman of the Board of Directors, President, and Chief Executive Officer (Principal Executive Officer)	June 29, 2021
Tomer Weingarten

/s/ David Bernhardt	Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2021
David Bernhardt

*	Director	June 29, 2021
Charlene T. Begley

*	Director	June 29, 2021
Aaron Hughes

*	Director	June 29, 2021
Mark S. Peek

*	Director	June 29, 2021
Daniel Scheinman

*	Director	June 29, 2021
Robert Schwartz

*	Director	June 29, 2021
Teddie Wardi

*	Director	June 29, 2021
Jeffery W. Yabuki

*By:	/s/ Tomer Weingarten
Attorney-in-Fact